UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2010

Industrial Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-159445	27-0477259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 22, 2010, Industrial Income Trust Inc. (the “Company”) deposited a non-refundable amount of $500,000 into an escrow account in connection with an intended acquisition of the Renton Industrial Building, an industrial distribution facility in the Kent Valley submarket of Seattle-Tacoma, Washington, as described further below. The deposit was made pursuant to an Assignment and Assumption Agreement (the “Assignment Agreement”) entered into on June 21, 2010, by and between IIT Acquisitions LLC, a wholly-owned subsidiary of the Company, and Air Express International USA, Inc. d/b/a DHL Global Forwarding (“DHL Global Forwarding”), pursuant to which DHL Global Forwarding will assign to IIT Acquisitions LLC its right, title, interest and obligations in, to and under a purchase and sale agreement relating to the acquisition of the Renton Industrial Building from Hunter Douglas Real Property, Inc. DHL Global Forwarding is expected to become a party to the purchase and sale agreement by assignment prior to the closing of the Assignment Agreement. Neither DHL nor the seller of the Renton Industrial Building is affiliated with the Company or its affiliates.

The total approximate purchase price will be $12.6 million, exclusive of additional transfer taxes, due diligence and closing costs. The Company expects to pay an estimated acquisition fee (pursuant to the terms of the Advisory Agreement described in the Company’s prospectus) to Industrial Income Advisors LLC equal to 2.0% of the purchase price. The Company plans to fund the acquisition using proceeds from the Company’s public offering. The building is expected to be 100% leased to DHL Global Forwarding under a lease that will expire in October 2020 and will contain two consecutive three-year renewal options. The implied cap rate on the purchase is approximately 8.0%. The Company expects to close on the Seattle-Tacoma property in July 2010.

There is no assurance that the Company will be able to purchase the Renton Industrial Building on the terms set forth herein or at all. The consummation of the acquisition is subject to various closing conditions to be met by the parties. If the Company does not close on the acquisition, there are circumstances under which it may forfeit its $500,000 deposit.

Item 7.01 Regulation FD Disclosure.

On June 21, 2010 the Company issued a press release relating to its potential acquisition of the Renton Industrial Building. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of the Company, dated June 21, 2010.

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the potential acquisition) that are based on the Company’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties, including, without limitation, the Company’s ability to consummate the acquisition and those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. Any of these statements could be inaccurate, and actual events or our investments and results of operations could differ materially from those expressed or implied. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements, including its ability to consummate the acquisition, may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.
June 22, 2010

	By:	/s/ Thomas G. McGonagle
	Name:	Thomas G. McGonagle
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

99.1	Press Release of the Company, dated June 21, 2010.